Exhibit 99

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:

4/13/2009	Media: Walt Riker 630-623-7318

MILES D. WHITE JOINS MCDONALD’S BOARD OF DIRECTORS

McDonald’s Corporation today announced that Miles D. White, Chairman of the Board and Chief Executive Officer of Abbott, has been elected to McDonald’s Board of Directors.

“Miles’ business knowledge and his keen insights on sound governance and strategic planning make him a valuable addition to McDonald’s Board of Directors,” said Andrew McKenna, Chairman of the Board.

McDonald’s Chief Executive Officer Jim Skinner said, “Miles is one of the most respected CEOs in America, and our Board will benefit greatly from his experience, his creative energy, and his international perspective.”

White, 54, has led Abbott, the global healthcare company, since 1999. He joined Abbott in 1984. He also serves on the Board of Trustees of Northwestern University and of the Field Museum of Chicago.

McDonald’s is the leading global foodservice retailer with approximately 32,000 local restaurants in more than 100 countries. More than 75% of McDonald’s restaurants worldwide are owned and operated by franchisees. Please visit our website at www.mcdonalds.com to learn more about the Company.

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